EXHIBIT 4.5f

AMENDMENT TO
THIRD AMENDED AND RESTATED
4% CONVERTIBLE NOTE

AMENDMENT TO THIRD AMENDED AND RESTATED 4% CONVERTIBLE NOTE, is dated as of February 14, 2008; made by and between Delta Mutual, Inc., a Delaware corporation, with its principal offices located at 111 North Branch Street, Sellersville, PA 18960 (the “Borrower”) and T&T Vermoegensverwaltungs AG, as lawful transferee, with the mailing address of Alte Bergstrasse No. 171, Uetikon 8707, Switzerland (the “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such term in the Original Note.

WHEREAS, the Borrower and the Holder are parties to that certain Third Amended and Restated 4% Convertible Note, dated May 12, 2004, as amended (the “Original Note”), pursuant to which the Borrower has borrowed the amount of $100,000 from the Holder;

WHEREAS, the Original Note provides that the Maturity Date shall be February 28, 2007; and

WHEREAS, the Borrower and the Holder have agreed to extend the Maturity Date and to amend Section 1.6 of the Original Note in order to provide the Borrower with additional time to secure financing; and

WHEREAS, in accordance with the terms and conditions of the Original Note, the Borrower and the Holder hereby approve the amendment of the Original Note as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

1. By their respective execution of this AMENDMENT, the Borrower and the Holder agree that Section 1.6 of the Original Note is hereby amended to read in its entirety as follows: “Maturity Date” shall mean June 1, 2008.

2. Except as expressly provided herein, the Original Note shall continue in full force and effect.

3. This AMENDMENT may be executed by facsimile and in counterparts, which, taken together, shall be deemed an original and shall constitute a single AMENDMENT.

4. IN WITNESS WHEREOF, the Borrower and the Holder have caused this AMENDMENT to be executed as of the date first written above.

-SIGNATURE PAGE FOLLOWS-

DELTA MUTUAL, INC.		T&T VERMOEGENSVERWALTUNGS AG
(BORROWER)		(HOLDER)

By:	/s/ Peter F. Russo	By:	/s/ Ivano Angelastri
	Peter F. Russo		Ivano Angelastri
	President & CEO		Managing Director